SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 5, 2004

The St. Joe Company
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-10466	59-0432511
(Commission File Number)	(IRS Employer Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, FL	32202
dress of Principal Executive Offices)	(Zip Code)

(904) 301-4200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES
Ex-99.1 Supplemental Information re: EBITDA

ITEM 9. REGULATION FD DISCLOSURE

The purpose of this Form 8-K is to furnish Supplemental Information for the period ended December 31, 2003. A copy is furnished with this Form 8-K as Exhibit 99.1 and is incorporated by reference. Exhibit 99.1 reconciles Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) to the Registrants’ income from continuing operations. For more information regarding our use of EBITDA, see “Financial Data” in our press release dated February 3, 2004 which is Exhibit 99.1 to a Form 8-K furnished on the same date.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

Dated: February 5, 2004	By:	/s/ Michael N. Regan

Name: Michael N. Regan Title: Senior Vice President